UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Fortress Credit Realty Income Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56685	99-3367363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Existing GS Repurchase Facilities Amendments

On April 30, 2026, a subsidiary of Fortress Credit Realty Income Trust (the “Company”), FCR GS Seller I LLC, as seller, and Goldman Sachs Bank USA (“Goldman Sachs”) as purchaser, entered into a fourth amendment to the Master Repurchase Agreement, dated August 16, 2024, and amended on December 18, 2024, May 6, 2025 and November 20, 2025 (together with the related transaction documents, the “Amended Existing GS Repurchase Agreement”). Pursuant to the Amended Existing GS Repurchase Agreement, the financing available in connection with the acquisition and/or origination by the Company of certain loans, as more particularly described in the Amended Existing GS Repurchase Agreement, was increased to an aggregate amount not to exceed $1.3 billion during a temporary upsize period ending no later than 180 days after April 30, 2026 (the “Upsize Period”).

In connection with the Amended Existing GS Repurchase Agreement, on April 30, 2026, the Company entered into a third amendment to the Guaranty, dated August 16, 2024, and amended on March 18, 2025, May 6, 2025 and November 20, 2025 (the “Amended Existing GS Guaranty”). Pursuant to the Amended Existing GS Guaranty, certain financial covenants were amended to reflect the Company’s current status, including to require Liquidity (as defined in the Amended Existing GS Guaranty) of not below the greater of (A) $10,000,000 and (B) ten percent of the sum of purchase price of certain purchased assets, with respect to clause (B) not to exceed $50,000,000 as of such date during the Upsize Period and not to exceed $45,000,000 as of such date thereafter.

The Amended Existing GS Repurchase Agreement and the Amended Existing GS Guaranty contain various restrictions and covenants that are customary for similar agreements. The foregoing description is only a summary of the material provisions of the Amended Existing GS Repurchase Agreement and the Amended Existing GS Guaranty and is qualified in its entirety by reference to the full text of the Amended Existing GS Repurchase Agreement and the Amended Existing GS Guaranty which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Current Report”), and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Master Repurchase Agreement and Second Amendment to Fee Letter, dated April 30, 2026, by and between FCR GS Seller I LLC, as seller, and Goldman Sachs Bank USA, as purchaser
10.2	Third Amendment to Guaranty, dated April 30, 2026, made by Fortress Credit Realty Income Trust, as guarantor, for the benefit of Goldman Sachs Bank USA
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Credit Realty Income Trust

Dated: May 6, 2026	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer